Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Enviri Corporation of our report dated March 20, 2026 relating to the financial statements and financial statement schedule of New Enviri, which appears in Enviri II Corporation’s Amendment No. 3 to the Registration Statement on Form 10.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 16, 2026